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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-82510 of Morgan Stanley Dean Witter Variable Investment Series on Form N-1A and to the reference to us under the caption "Custodian and Independent Accountants" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
August 16, 2000


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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 18, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Variable Investment Series, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
August 16, 2000